CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Highlights”, and to the incorporation by reference of our reports dated October 26, 2009 for Van Kampen Technology Fund, May 15, 2009 for Van Kampen Mid Cap Growth Fund, Van Kampen Small Cap Value Fund, Van Kampen Utility Fund and Van Kampen Value Opportunities Fund, August 21, 2009 for Van Kampen Capital Growth Fund and February 19, 2010 for Van Kampen Comstock Fund and Van Kampen Enterprise Fund, in this Post-Effective Amendment No. 58 to the Registration Statement (Form N-1A No. 002-85905) of AIM Sector Funds (Invesco Sector Funds) and the related Prospectuses of Invesco Van Kampen Technology Fund, Invesco Van Kampen Mid Cap Growth Fund, Invesco Van Kampen Small Cap Value Fund, Invesco Van Kampen Utility Fund, Invesco Van Kampen Value Opportunities Fund, Invesco Van Kampen Capital Growth Fund, Invesco Van Kampen Comstock Fund and Invesco Van Kampen Enterprise Fund, and the Statement of Additional Information of AIM Sector Funds (Invesco Sector Funds).
/s/ ERNST & YOUNG LLP
Chicago, Illinois
May 24, 2010